EXHIBIT 5.1

BOYER & KETCHAND
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
NINE GREENWAY PLAZA, SUITE 3100
HOUSTON, TEXAS 77046-0904
(713) 871-2025
TELEFAX (713) 871-2024
www.boyerketchand.com
RITA J. LEADER	rleader@boyerketchand.com

December 2, 2008

Internet America, Inc.
10930 West Sam Houston Pkwy., N.
Suite 200
Houston, Texas 77064

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4, as amended to date, filed by Internet America, Inc. (the “Company”) with the Securities and Exchange Commission, Registration Number 333-_________ (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 16,155,906 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) issued pursuant to an Agreement and Plan of Merger, dated as of November 14, 2008 (the “Merger Agreement”), among the Company and KeyOn Communications Holdings, Inc. (“KeyOn”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.   We base the opinion we express in part on the following assumptions we have made:

•	the Registration Statement and any post-effective amendments thereto will have become effective under the Act;

•	the transactions contemplated by the Merger Agreement will have been completed in accordance with the terms of the Merger Agreement;

•
certificates representing Shares, if any, will have been requested by the holders of the common stock of KeyOn in accordance with the terms of the Merger Agreement, and will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Company’s Articles of Incorporation and Bylaws and the provisions of the Merger Agreement;

•	all other Shares will have been registered, in book-entry form, in the names of the holders of the common stock of KeyOn, in accordance with the Merger Agreement;

•	the certificates of officers of the Company and of public officials referred to above are accurate with respect to the factual matters those certificates cover or contain;

•
all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic;

•	The Company will have issued the Shares in the manner described in the Registration Statement and the Merger Agreement; and

•	the aggregate consideration to be received by the Company in exchange for the Shares pursuant to the Merger Agreement will not be less than the aggregate par value of the Shares.

Based on our examination and based upon and subject to the assumptions set forth above, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in connection with the transactions contemplated by the Merger Agreement, will have been validly issued and will be fully paid and non-assessable.

     We limit the opinion we express above in all respects to matters of the laws of the State of Texas as in effect on the date hereof, which includes the statutory provisions and also all applicable provisions of the Texas Constitution and reported judicial decisions interpreting those laws.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, including the information statement/prospectus constituting a part thereof, and any amendment thereto.. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit we are in the category of persons whose written consent Section 7 of the 1933 Act requires to be filed with the Registration Statement.

Very truly yours,

BOYER & KETCHAND, a professional corporation

/s/ Rita J. Leader